Exhibit 1.01

NOVANTA INC.

Conflict Minerals Report

For the Period from January 1, 2021 to December 31, 2021

Introduction

This report has been prepared by Novanta Inc. (“Novanta,” the “Company,” “we,” or “our”) for the period from January 1, 2021 to December 31, 2021 (the “Reporting Period”) in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, which was adopted by the Securities and Exchange Commission (the “SEC”) to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

The term “conflict minerals” is defined as cassiterite, columbite-tantalite, wolframite, gold, and their derivatives, which are currently limited to tin, tantalum, tungsten, and gold (“the 3TGs”) for the purposes of this report. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain 3TGs that are necessary to the functionality or production of their products.

The Company conducted an analysis of its products and found that 3TGs are present in many of the electronic parts and components included in the Company’s products. Therefore, the Company is subject to the reporting obligations of Rule 13p-1.

The Company’s supply chain is complex. The Company uses a wide variety of raw materials, key components and parts that are purchased from both domestic and international suppliers. The Company also uses contract manufacturers to make certain key components used in the production of the Company’s finished products. As the Company’s manufacturing processes consist mostly of final assembly of components and parts that are purchased from suppliers, the Company does not directly source any 3TG metals from smelters or refineries and there are typically several tiers of companies between Novanta and the mines, smelters or refiners of conflict minerals.

Due to the size and complexity of the Company’s supply chain, Novanta has to rely on its suppliers to provide information on the origin of the conflict minerals contained in the components and materials supplied to Novanta, including sources of conflict minerals present in the raw materials and components supplied to Novanta’s suppliers themselves.

Company Overview and Products Covered by This Report

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial Original Equipment Manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision and precision motion with a proven ability to solve complex technical challenges. This enables us to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers’ demanding applications.

The Company is organized into three reportable segments: Photonics, Vision and Precision Motion. The Photonics segment designs, manufactures and markets photonics-based solutions, including galvanometer and polygon-based optical scanning components and scan heads, optical light engines, continuous and pulsed CO2 lasers, diode-pumped solid state lasers and ultrafast lasers. The Vision segment designs, manufactures and markets a range of medical grade technologies, including medical insufflators, pumps, light sources and video couplers, gamma probes, and related accessories and consumables for minimally invasive surgery, high definition 4K and 4K 3D visualization solutions for minimally invasive surgery and robotic surgery, video processing, streaming and capture products and wireless video signal transmission devices for surgical applications, embedded capacitive and resistive touch panel technology, camera-based machine vision products and solutions, RFID technologies via High-Frequency (HF) and Ultra-High Frequency (UHF) readers, writers and antennas, embedded and handheld data collection products for barcode scanning, rugged thermal chart recorders, and light and color measurement devices. The Precision Motion segment designs, manufactures and markets optical and inductive encoders, direct drive motor components and integrated motion subassemblies for precision motion control, precision motion servo drives and control software, integrated motion control solutions and electronic controls, robotic accessories and end-of-arm tooling (including tool changers, multi-axis force torque sensors, utility couplers, material removal tools, collision sensors and compliance devices), and high-speed and precision air bearings and air bearing spindles.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG minerals necessary to the functionality or production of our products. Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources. The Company began the scoping process by compiling a list of all suppliers that provide us with products that may contain any 3TGs. Once this list was compiled, we provided the list and the applicable supplier contact information to our third-party supply chain compliance service provider (the “Service Provider”). This list was then uploaded to the Service Provider’s software platform that allows us to store and manage supplier requests, documentation, and related data.

Utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “CMRT”), we surveyed the suppliers on their sourcing of the 3TGs that may have been used in the materials that were supplied to the Company. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide conflict minerals to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

The RCOI began with an introductory email from Novanta to the suppliers describing the Conflict Minerals Compliance Program (“CMCP”) requirements and identifying the Service Provider as our partner in the process. Following that introductory email, the Service Provider sent a subsequent email to the suppliers containing a registration and survey request link for the on-line data collection platform. Up to nine reminder emails were sent by the Service Provider to each non-responsive supplier requesting survey completion. If, after several of such attempts, a given supplier still did not register in the Service Provider’s software platform or otherwise provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Novanta supply chain personnel who contacted these suppliers by email or phone call to request their participation in the program.

Suppliers were asked to provide information regarding the sourcing of their conflict minerals with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and the associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT (version 5.0 or above) were asked to upload this document into the Service Provider system or to provide this information in the online survey version. Suppliers had the option of providing information at a level with which they were most comfortable, i.e., company, product or user-defined level, but the declaration scope had to be specified in the CMRT. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge but the suppliers were not required to provide an electronic signature to submit their data.

Quality Assurance

Supplier responses were evaluated by the Service Provider for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the Service Provider on a bi-weekly basis up to three times in order to improve the quality of the data submitted:

•	One or more SORs were listed for an unused metal;
•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;
•	Supplier answered yes to sourcing from the Covered Countries, but none of the SORs listed are known to source from any of the Covered Countries;

•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;
•	Supplier indicated that they have not identified all of the SORs used for the products included in the declaration scope;
•	Supplier indicated that they have not provided all applicable SOR information received; and
•	Supplier indicated that 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusively recyclers.

Design of Due Diligence

The Company’s due diligence process and efforts have been developed in accordance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-risk Areas (the “OECD Guidance”).  The Company engaged the Service Provider to conduct due diligence and designed the due diligence process and measures to conform with the OECD Guidance in all material respects.

Due Diligence Performed

1.	Maintain Strong Company Management System

1.1.	Adopting and Committing to a Conflict Minerals Policy

The Company developed a global Conflict Minerals policy and Supplier Code of Conduct that are communicated widely both internally and externally and are posted on the Company’s external website. The Company clearly states its commitment to comply with laws and regulations surrounding conflict minerals.

The Company requires all of its suppliers to use materials that have been sourced in an ethically responsible manner and to confirm that they have not, and will not, knowingly procure conflict minerals that originate from smelters and refiners that are not certified as conflict free. These expectations are stated in our Conflict Minerals Policy and Supplier Code of Conduct, which can be accessed at: https://www.novanta.com/corporate-citizenship/.

1.2.	Internal Management Systems to Support Supply Chain Due Diligence Control Systems

The Company’s conflict minerals compliance program is sponsored by the Chief Executive Officer and is executed by a global task force that comprises of the Executive Vice President of Global Supply Chain, the Vice President of Supply Chain, the Chief Accounting Officer and Corporate Controller, and a Supply Chain Compliance Lead from each of the product lines. The product line Supply Chain Compliance Lead is typically a manager of the procurement function and is supported by procurement and engineering professionals knowledgeable about the products and materials contained in those products.

The Company developed Conflict Minerals Process procedures that are required to be followed to perform the RCOI by all businesses globally. Supply Chain leaders are responsible for ensuring compliance with Conflict Minerals Process procedures at the local business level.

1.3.	Supplier Engagement

The Company has engaged the Service Provider who specializes in supply chain due diligence to perform supplier engagement. With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT and our Service Provider’s web-based reporting tool for collecting conflict minerals declarations from our suppliers.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in our efforts related to the conflict minerals compliance program. This includes obtaining information to support the chain of custody of the 3TGs identified in our products. We included Conflict Minerals terms and conditions on our purchase orders for raw materials and components used in our production process. (See further details in the section entitled “Reasonable Country of Origin Inquiry” above.)

1.4.	Grievance Mechanism

The Company maintains the Novanta Compliance Hotline, a 24x7 confidential web and phone messaging system, which provides means for employees, customers and suppliers to report deviations from the Company’s Code of Ethics and Business Conduct or any other matter of concern.

1.5.	Document Retention

The Company utilizes a structured electronic database maintained by our Service Provider for documentation and record maintenance. Following the conclusion of the annual RCOI survey process, we download and archive the electronic records from the Service Provider’s software platform and maintain such archived records for six years.

2.	Identify and Assess Risks in the Supply Chain

We have relied on supplier responses for information about the source of conflict minerals contained in the parts and components that they supplied to us. Similarly, our direct suppliers also relied on information provided by their suppliers. This chain of information created a level of uncertainty and risk related to the accuracy of the information. Risks were identified by assessing the due diligence practices of SORs identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRTs. Our Service Provider compared these facilities listed in the responses to the list of SORs maintained by the Responsible Minerals Initiative (“RMI”) to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2021 calendar year.

Each facility that meets the RMI definition of an SOR of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our Service Provider uses three factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

•	Geographic proximity to the DRC and covered countries;
•	Responsible Minerals Assurance Process (“RMAP”) audit status; and
•	Credible evidence of unethical or conflict sourcing.

3.	Design and Implement a Strategy to Respond to Identified Risks

For those supply chains with SORs that are known or thought to be sourcing from the Covered Countries, additional investigation was undertaken to determine the source and chain-of-custody of the regulated metals. The Service Provider relied on the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. The Service Provider is an official vendor member of RMI that aims to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides the Service Provider access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR was not certified by these internationally-recognized schemes, the Service Provider attempted to contact the SOR directly to gain more information about its sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes that the SOR used to track the chain of custody on the source of its mineral ores. Relevant information to review included: whether the SOR had a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research was also performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts were made by the Service Provider to gather information on mine country of origin and sourcing practices.

We have developed a risk management plan to ensure that all identified risks are responded to. This includes communicating any identified risks to upper management and escalating suppliers who do not meet our expectations.

If the Company discovers through its RCOI efforts that any conflict minerals directly or indirectly benefit the armed groups in the Covered Countries, the Company will take steps to work with its suppliers to stop using such conflict minerals and, if not possible, stop purchasing such raw materials or components from the supplier in question.

4.	Carry Out Independent Third-Party Audit

We do not have any direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Through our CMCP Service Provider, we rely on industry efforts, such as the RMI, to influence smelters and refiners to become certified as part of RMI’s Responsible Minerals Assurance Process.

5.	Report Annually on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is filed with the SEC and is available on the Company’s website at https://www.novanta.com/corporate-citizenship/.

Results of RCOI and Due Diligence

As of May 16, 2022, the Company had surveyed 728 Tier 1 suppliers that are considered in scope and received responses from approximately 93% of such suppliers. Of these responding suppliers, 56% indicated one or more of the 3TGs as necessary to the functionality or production of the products they supplied to the Company.

The majority of the suppliers surveyed completed the CMRT at their business unit or entity level and were unable to represent that 3TGs from the processing facilities they listed had actually been used in the components that they supplied to Novanta. The quality of the responses received from the surveyed suppliers continued to be varied. Many of the responses included the names and locations of the SORs. The CMRTs submitted by the suppliers that did not list at least one SOR for each 3TG claimed on the CMRT are considered inconsistent and our Service Provider followed up on these inconsistent responses as detailed in the Quality Assurance section. As of May 16, 2022, the Service Provider was able to validate 337 of the SORs submitted by the responding suppliers but there were still suppliers that either were unable to provide SOR information or provided SOR information that could not be verified.

Appendix A lists the SORs that our suppliers have reported as being in their supply chains and have been validated as a known or active SOR. Appendix A does not include any SORs that the Service Provider has not been able to validate. Of these 337 validated SORs, 230 SORs have been determined to have conflict-free certification by at least one of the internationally accepted audit standards: the Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association Good Delivery Program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”). In addition, 21 of the 337 validated SORs are either registered for or in the process of an RMAP audit. As of May 16, 2022, our Service Provider had not been able to obtain any reliable information regarding conflict-free certification or audit for the remaining 87 of the 337 validated SORs.

Appendix B includes an aggregate list of all the countries of origin from which the reported facilities collectively sourced conflict minerals, based on information provided by the suppliers and reported by the RMI.

Additional Steps to Be Taken to Mitigate Risks

The Company will continue to work with those suppliers who have not responded, responded with invalid SOR information, or responded as “DRC Conflict Undeterminable” to identify the source of such minerals using available tools, such as the CMRT and the related Smelter Reference list that is publicly available. Should a supplier conclude, and report to us, that they have conflict minerals sourced from the Covered Countries and benefited the armed groups, the Company will require such suppliers to provide product specific CMRT and implement measures to become DRC conflict free. If the supplier cannot comply with these requirements, the Company will look for alternative suppliers to the extent alternative DRC conflict free sources of supply are available.

Safe Harbor and Forward-Looking Statements

Certain statements in this Conflict Minerals Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Conflict Minerals Report that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “will,” “expects,” “intends,” “plans,” “believes,” “anticipates,” and other similar expressions.  These forward-looking statements include, but are not limited to, statements regarding expectation or intention relating to our compliance efforts and expected actions.  These statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations or actions to be different. Undue reliance should not be placed on these statements, which are only effective as of the date of this report. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Appendix A

The following is a list of identified smelters or refiners (“SORs”) that have been validated by our Service Provider for the 2021 reporting period. Certification status of these smelters are categorized as follows:

•	“RMAP” indicates that the SOR has obtained RMI certification through the Responsible Minerals Assurance Process.
•	“RMAP-Active” indicates that the SOR is actively moving through the RMAP certification process.
•	“LBMA” indicates that the SOR has obtained a Responsible Gold Certification from London Bullion Market Association.
•	“RJC” indicates that the SOR has obtained a Chain-of-Custody Certification from Responsible Jewelry Council.
•

“Status Unknown” indicates that the SOR is not RMAP certified or in the process of a certification, and our Service Provider had not received any information on any such certification as of May 16, 2022.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Gold	8853 S.p.A.	CID002763	Italy	RMAP
Gold	ABC Refinery Pty Ltd.	CID002920	Australia	Status Unknown
Gold	Abington Reldan Metals, LLC	CID002708	United States	Status Unknown
Gold	Advanced Chemical Company	CID000015	United States	RMAP
Gold	African Gold Refinery	CID003185	Uganda	Status Unknown
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	RMAP
Gold	Albino Mountinho Lda.	CID002760	Portugal	Status Unknown
Gold	Alexy Metals	CID003500	United States	RMAP - Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	LBMA, RJC, RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	LBMA, RMAP
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	LBMA, RMAP
Gold	Asahi Pretec Corp.	CID000082	Japan	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	LBMA, RMAP
Gold	Asahi Refining USA Inc.	CID000920	United States	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	Status Unknown
Gold	AU Traders and Refiners	CID002850	South Africa	Status Unknown
Gold	Augmont Enterprises Private Limited	CID003461	India	RMAP - Active
Gold	Aurubis AG	CID000113	Germany	LBMA, RMAP
Gold	Bangalore Refinery	CID002863	India	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	LBMA, RMAP
Gold	Boliden AB	CID000157	Sweden	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	LBMA, RJC, RMAP
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia	RMAP - Active
Gold	Caridad	CID000180	Mexico	Status Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	RMAP
Gold	CGR Metalloys Pvt Ltd.	CID003382	India	Status Unknown
Gold	Chimet S.p.A.	CID000233	Italy	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Gold	Chugai Mining	CID000264	Japan	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	LBMA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany	Status Unknown
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates	Status Unknown
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	RMAP
Gold	Dongwu Gold Group	CID003663	China	Status Unknown
Gold	Dowa	CID000401	Japan	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India	Status Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India	Status Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India	Status Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India	Status Unknown
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	RMAP
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	Status Unknown
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates	Status Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India	RMAP - Active
Gold	Geib Refining Corporation	CID002459	United States	RMAP
Gold	Gold Coast Refinery	CID003186	Ghana	Status Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	LBMA
Gold	Guangdong Jinding Gold Limited	CID002312	China	Status Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	Status Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	Status Unknown
Gold	Heimerle + Meule GmbH	CID000694	Germany	LBMA, RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	LBMA, RJC, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	Status Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China	Status Unknown
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of	Status Unknown
Gold	Industrial Refining Company	CID002587	Belgium	Status Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	LBMA, RMAP
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates	Status Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	LBMA, RMAP
Gold	Istanbul Gold Refinery	CID000814	Turkey	LBMA, RMAP
Gold	Italpreziosi	CID002765	Italy	RJC, RMAP
Gold	JALAN & Company	CID002893	India	Status Unknown
Gold	Japan Mint	CID000823	Japan	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	Status Unknown
Gold	JSC Uralelectromed	CID000929	Russian Federation	Status Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	LBMA, RMAP
Gold	K.A. Rasmussen	CID003497	Norway	Status Unknown
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates	Status Unknown
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan	Status Unknown
Gold	Kazzinc	CID000957	Kazakhstan	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	CID000969	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMAP
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMAP
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMAP
Gold	Kundan Care Products Ltd.	CID003463	India	Status Unknown
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	Status Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation	Status Unknown
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	Status Unknown
Gold	Lingbao Gold Co., Ltd.	CID001056	China	Status Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China	Status Unknown
Gold	L'Orfebre S.A.	CID002762	Andorra	RMAP
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	LBMA, RMAP
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	Status Unknown
Gold	Marsam Metals	CID002606	Brazil	RMAP
Gold	Materion	CID001113	United States	RMAP
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	LBMA, RMAP
Gold	MD Overseas	CID003548	India	Status Unknown
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa	RMAP
Gold	Metallix Refining Inc.	CID003557	United States	Status Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RJC, RMAP
Gold	Metalor Technologies S.A.	CID001153	Switzerland	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	CID001157	United States	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	LBMA, RMAP
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	Status Unknown
Gold	Morris and Watson	CID002282	New Zealand	Status Unknown
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	Status Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	RMAP
Gold	NH Recytech Company	CID003189	Korea, Republic of	RMAP
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMAP
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	Status Unknown
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	Status Unknown
Gold	PAMP S.A.	CID001352	Switzerland	LBMA, RMAP
Gold	Pease & Curren	CID002872	United States	Status Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China	Status Unknown
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Status Unknown
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	LBMA, RMAP
Gold	PX Precinox S.A.	CID001498	Switzerland	LBMA, RMAP
Gold	QG Refining, LLC	CID003324	United States	Status Unknown
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China	Status Unknown
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	RMAP
Gold	Royal Canadian Mint	CID001534	Canada	LBMA, RMAP
Gold	SAAMP	CID002761	France	RJC, RMAP
Gold	Sabin Metal Corp.	CID001546	United States	Status Unknown
Gold	Safimet S.p.A	CID002973	Italy	RMAP
Gold	SAFINA A.S.	CID002290	Czech Republic	RMAP
Gold	Sai Refinery	CID002853	India	Status Unknown
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	RMAP
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of	Status Unknown
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Colombia	RMAP - Active
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	RMAP - Active
Gold	Sellem Industries Ltd.	CID003540	Mauritania	Status Unknown
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	LBMA, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China	Status Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China	Status Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	LBMA, RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	China	Status Unknown
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China	Status Unknown
Gold	Shirpur Gold Refinery Ltd.	CID002588	India	Status Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	Status Unknown
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	LBMA, RMAP
Gold	Sovereign Metals	CID003383	India	Status Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania	Status Unknown
Gold	Sudan Gold Refinery	CID002567	Sudan	Status Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	LBMA, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMAP
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan	Status Unknown
Gold	T.C.A S.p.A	CID002580	Italy	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China	Status Unknown
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	RMAP
Gold	Torecom	CID001955	Korea, Republic of	RMAP
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	RJC, RMAP
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMAP
Gold	Valcambi S.A.	CID002003	Switzerland	LBMA, RJC, RMAP
Gold	Value Trading	CID003617	Belgium	Status Unknown
Gold	WEEEREFINING	CID003615	France	RMAP - Active
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	LBMA, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMAP
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	Status Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	LBMA, RMAP
Tantalum	AMG Brasil	CID001076	Brazil	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Tantalum	D Block Metals, LLC	CID002504	United States	RMAP
Tantalum	Exotech Inc.	CID000456	United States	RMAP - Active
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	RMAP
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Tantalum	KEMET de Mexico	CID002539	Mexico	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tantalum	NPM Silmet AS	CID001200	Estonia	RMAP
Tantalum	QuantumClean	CID001508	United States	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China	RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	RMAP
Tantalum	TANIOBIS GmbH	CID002545	Germany	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Tantalum	Telex Metals	CID001891	United States	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMAP
Tin	Alpha	CID000292	United States	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam	Status Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMAP
Tin	China Tin Group Co., Ltd.	CID001070	China	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil	RMAP - Active
Tin	CRM Synergies	CID003524	Spain	RMAP
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	RMAP - Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China	Status Unknown
Tin	Dowa	CID000402	Japan	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam	Status Unknown
Tin	EM Vinto	CID000438	Bolivia	RMAP
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil	RMAP
Tin	Fenix Metals	CID000468	Poland	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China	Status Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	Status Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMAP
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	RMAP - Active
Tin	Metallic Resources, Inc.	CID001142	United States	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMAP
Tin	Minsur	CID001182	Peru	RMAP
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMAP
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	Status Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	Status Unknown
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Russian Federation	RMAP
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMAP
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMAP
Tin	Pongpipat Company Limited	CID003208	Myanmar	Status Unknown
Tin	Precious Minerals and Smelting Limited	CID003409	India	Status Unknown
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	Status Unknown
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMAP
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	RMAP
Tin	PT Bangka Serumpun	CID003205	Indonesia	RMAP
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	Status Unknown
Tin	PT Bukit Timah	CID001428	Indonesia	RMAP
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	RMAP
Tin	PT Masbro Alam Stania	CID003380	Indonesia	RMAP - Active
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMAP
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMAP
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia	RMAP - Active
Tin	PT Panca Mega Persada	CID001457	Indonesia	Status Unknown
Tin	PT Prima Timah Utama	CID001458	Indonesia	RMAP
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	RMAP
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	RMAP
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	RMAP
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	RMAP - Active
Tin	PT Timah Nusantara	CID001486	Indonesia	RMAP - Active
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	RMAP
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	RMAP
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	RMAP
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia	Status Unknown
Tin	PT Tommy Utama	CID001493	Indonesia	Status Unknown
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMAP
Tin	Rui Da Hung	CID001539	Taiwan	RMAP
Tin	Soft Metais Ltda.	CID001758	Brazil	RMAP
Tin	Super Ligas	CID002756	Brazil	RMAP - Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	RMAP
Tin	Thaisarco	CID001898	Thailand	RMAP
Tin	Tin Technology & Refining	CID003325	United States	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam	Status Unknown

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	Status Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMAP
Tin	Yunnan Tin Company Limited	CID002180	China	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	Status Unknown
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Tungsten	ACL Metais Eireli	CID002833	Brazil	RMAP
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	RMAP - Active
Tungsten	Artek LLC	CID003553	Russian Federation	Status Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMAP
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China	Status Unknown
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil	RMAP
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	RMAP
Tungsten	Fujian Xinlu Tungsten	CID003609	China	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMAP
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	RMAP
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	Status Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation	RMAP
Tungsten	Kennametal Fallon	CID000966	United States	RMAP
Tungsten	Kennametal Huntsville	CID000105	United States	RMAP
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	RMAP
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	RMAP
Tungsten	LLC Vostok	CID003643	Russian Federation	RMAP - Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMAP
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Certification Status
Tungsten	Moliren Ltd.	CID002845	Russian Federation	RMAP
Tungsten	Niagara Refining LLC	CID002589	United States	RMAP
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation	RMAP - Active
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation	RMAP - Active
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation	RMAP - Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	RMAP

Appendix B

The list below sets out possible countries of origin of 3TGs used in the manufacture of our products containing 3TGs for the 2021 reporting year. The list is based on publicly available information, our reasonable country of origin inquiries, and other due diligence efforts. However, for the reasons described in the Conflict Minerals Report, these possible countries of origin cannot be linked to our products with reasonable certainty.

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czech Republic, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States, Uzbekistan, Viet Nam, Zimbabwe

***

B-1